Agreement and Plan of Reorganization

    This AGREEMENT AND PLAN OF REORGANIZATION
("Agreement") is made as of this 28th day of November, 2008, by and among Domini Social Investment Trust, a
Massachusetts business trust (the "Acquiring Entity"), with its principal place of business at 536 Broadway, 7th Floor, New York, New York 10012, on behalf of its series Domini Social Equity Fund (the "Acquiring
Fund"), and Domini Institutional Trust, a
Massachusetts business trust (the "Acquired Entity"), with its principal place of business at 536 Broadway, 7th Floor, New York, New York 10012, on behalf of its series Domini Institutional Social Equity Fund (the
"Acquired Fund").

    WHEREAS, each of the Acquired Fund and the Acquiring Fund is a series of an open-end management investment company registered pursuant to the Investment Company Act of 1940, as amended (the "1940
Act");

    WHEREAS, it is intended that, for United States federal income tax purposes (i) the transactions contemplated by this Agreement constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the
"Code"), and (ii) this Agreement constitute a plan of reorganization within the meaning of Section 368 of the Code and Treasury Regulations Section 1.368-2(g);

    WHEREAS, the reorganization will consist of (1) the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund to the Acquiring Fund in exchange solely for (a) shares of beneficial interest of the Acquiring
Fund (the "Acquiring Fund Shares") corresponding in class to the outstanding shares of beneficial interest of the Acquired Fund (the "Acquired Fund Shares"), as described herein, and (b) the assumption by the Acquiring Fund of all liabilities of the Acquired
Fund, and (2) the subsequent distribution of the Acquiring Fund Shares (which shall then constitute all of the assets of the Acquired Fund) to the shareholders of the Acquired Fund in complete redemption of the Acquired Fund Shares and the termination of the Acquired Fund, as provided herein
(the "Reorganization"), all upon the terms and conditions hereinafter set forth in this Agreement;

    WHEREAS, the Board of Trustees of the Acquiring
Entity (the "Acquiring Entity Board") has determined, with respect to the Acquiring Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquiring Fund and its shareholders and that the interests of the existing shareholders of the Acquiring Fund will not be diluted as a result of this transaction; and

    WHEREAS, the Board of Trustees of the Acquired
Entity (the "Acquired Entity Board") has determined, with respect to the Acquired Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquired Fund and its shareholders and that the interests of the existing shareholders of the Acquired Fund will not be diluted as a result of this transaction;

    NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. TRANSFER OF ASSETS OF THE
ACQUIRED FUND TO THE
ACQUIRING FUND IN EXCHANGE
FOR ACQUIRING FUND SHARES,
THE ASSUMPTION OF ALL
ACQUIRED FUND LIABILITIES AND
THE TERMINATION OF THE
ACQUIRED FUND

    1.1    Subject to requisite approvals and the
other terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Acquired Entity, on behalf of the Acquired
Fund, agrees to sell, assign, convey, transfer and deliver all of its property and assets attributable to the Acquired Fund, as set forth in paragraph 1.2, to the Acquiring Fund, and the Acquiring Entity, on behalf of the Acquiring Fund, agrees in exchange therefor: (a) to deliver to the Acquired Fund the number of full and fractional Acquiring Fund Shares corresponding to the Acquired Fund Shares as of the time and date set forth in paragraph 3.1, determined by dividing the value of the Acquired Entity's net assets with respect to the Acquired Fund (computed in the manner and as of the time and date set forth in
Article 2) by the net asset value of one share of the corresponding class of Acquiring Fund Shares (computed in the manner and as of the time and date set forth in
Article 2); and (b) to assume all liabilities of such Acquired Fund as set forth in paragraph 1.2. Such transactions shall take place on a closing date as provided for in paragraph 3.1 (the "Closing Date").
For purposes of this Agreement, shares of the Acquired
Fund correspond to the Institutional Shares of the Acquiring Fund, and the term "Acquiring Fund Shares" shall be read to mean such class of shares of the Acquiring Fund.

    1.2    The property and assets of the Acquired
Entity attributable to the Acquired Fund to be sold, assigned, conveyed, transferred and delivered to and acquired by the Acquiring Entity, on behalf of the Acquiring Fund, shall consist of all assets and property of every kind and nature of the Acquired
Fund, including, without limitation, all rights, receivables (including dividend, interest and other receivables), cash, cash equivalents, claims (whether absolute or contingent, known or unknown), securities, commodities and futures interests, good will and other intangible property, any deferred or prepaid expenses and all interests, rights, privileges and powers, the Acquired Fund owns at the Valuation Date (as defined in paragraph 2.1) (collectively, "Assets"). The
Acquiring Entity, on behalf of the Acquiring Fund, shall assume all of the liabilities and obligations of the Acquired Fund, including, without limitation, all indemnification obligations of such Acquired Fund with respect to the current and former Board Members and officers of the Acquired Entity, whether accrued or contingent, known or unknown, existing at the Valuation Date (collectively, "Liabilities"). The
Acquired Fund will promptly sell, assign, convey, transfer and deliver to the Acquiring Entity, on behalf of the Acquiring Fund, any rights, stock dividends, cash dividends or other securities received by the Acquired Fund after the Closing Date as stock dividends, cash dividends or other distributions on or with respect to the property and assets transferred, which rights, stock dividends, cash dividends and other securities shall be deemed included in the property and assets transferred to the Acquiring
Entity, on behalf of the Acquiring Fund, at the Closing Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Closing Date shall be included in the determination of the value of the assets of the Acquired Fund acquired by the Acquiring Entity on behalf of the Acquiring Fund.

    1.3    Immediately following the actions
contemplated by paragraph 1.1, the Acquired Entity shall take such actions as may be necessary or appropriate to complete the liquidation of the Acquired Fund. To complete the liquidation, the Acquired Entity, on behalf of the Acquired Fund, shall
(a) distribute to the shareholders of record of the Acquired Fund Shares as of the Closing Date ("Acquired
Fund Shareholders"), on a pro rata basis, the Acquiring Fund Shares received by the Acquired Entity, on behalf of the Acquired Fund, pursuant to paragraph
1.1, in complete redemption of such Acquired Fund
Shares, and (b) terminate the Acquired Fund in accordance with applicable Massachusetts law. Such distribution and redemption shall be accomplished, with respect to the Acquired Fund Shares, by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired
Fund Shareholders. The aggregate net asset value of the Acquiring Fund Shares to be so credited to each of the Acquired Fund Shareholders shall be equal to the aggregate net asset value of the Acquired Fund Shares owned by those Acquired Fund Shareholders on the Closing Date. All issued and outstanding Acquired
Fund Shares will be canceled on the books of the Acquired Fund. The Acquiring Fund shall not issue certificates representing any class of Acquiring Fund
Shares in connection with such exchange.

    1.4 Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund as maintained by the Acquiring Fund's transfer agent.

    1.5    Any reporting responsibility of the
Acquired Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the Securities and Exchange Commission ("Commission"), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Entity, on behalf of such Acquired Fund.
The Acquiring Entity shall fully cooperate to the extent necessary or desirable for these responsibilities to be discharged.

    1.6 As promptly as practicable following the Reorganization of the Acquired Fund, the Acquired
Entity will take all necessary action to effect its deregistration as an investment company in accordance with the rules and regulations of the Commission and shall subsequently voluntarily dissolve in accordance with the requirements of Massachusetts law.

2. VALUATION

       The value of the Assets and the amount of the
Liabilities of the Acquired Fund shall be determined
as of the time for calculation of its net asset value
as set forth in the then-current prospectus for the
Acquired Fund, and after the declaration of any
dividends by the Acquired Fund, on the applicable
Closing Date (such time and date being hereinafter
called the "Valuation Date"), computed using the
valuation procedures established by the Acquired
Entity Board.  All computations of value and amounts
shall be made by the fund accountant for the Acquired
Fund.   The net asset value of Acquiring Fund Shares
shall be determined as of the time for calculation of its net asset value as set forth in the then-current prospectus for the Acquiring Fund, and after the declaration of any dividends on behalf of the Acquiring Fund, on the Closing Date (such time and date being hereinafter called the "Valuation Date"), computed using the valuation procedures established by the Acquiring Entity Board. All computations of value and amounts shall be made by the fund accountant for the Acquired Fund or the Acquiring Fund, as applicable.

3. CLOSING AND CLOSING DATE

    3.1    Subject to the terms and conditions set
forth herein, the Closing Date shall be November 28,
2008, or such other date as the parties may agree.
All acts taking place at the closing of the
transactions provided for in this Agreement
("Closing") shall be deemed to take place
simultaneously as of the "close of business" on the
Closing Date unless otherwise agreed to by the
parties.  The close of business on the Closing Date
shall be as of the close of regular trading on the New
York Stock Exchange or such later time on that date as
the Acquired Fund's net asset value and/or the net
asset value per share of the class of shares of the
Acquiring Fund is calculated in accordance with
paragraph 2 and after the declaration of any
dividends.   The Closing shall be held at the offices
of Bingham McCutchen LLP or at such other time and/or place as the parties may agree.

    3.2    The Acquired Entity shall direct State
Street Bank and Trust Company (the "Custodian") to transfer ownership of the Assets from the accounts of the applicable Acquired Fund that the Custodian maintains as custodian for the Acquired Fund to the accounts of the Acquiring Fund that the Custodian maintains as custodian for the Acquiring Fund and to deliver to the Acquiring Entity, at the Closing, a certificate of an authorized officer stating that (i) the Assets of the Acquired Fund have been so transferred as of the Closing Date, and (ii) all necessary taxes in connection with the delivery of the Assets of the Acquired Fund, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.

    3.3    The Acquired Entity shall direct PNC Global
Investment Servicing (U.S.) Inc., in its capacity as transfer agent for the Acquired Fund ("Transfer
Agent"), to deliver to the Acquiring Entity at the Closing a certificate of an authorized officer stating that its records contain the name and address of the Acquired Fund Shareholder and the number and percentage ownership of the outstanding Acquired Fund
Shares owned by the shareholder immediately prior to the Closing. The Acquiring Fund shall deliver to the Secretary of the Acquired Fund a confirmation evidencing that (a) the appropriate number of Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of such Acquiring
Fund pursuant to paragraph 1.1 prior to the actions contemplated by paragraph 1.3 and (b) the appropriate number of Acquiring Fund Shares have been credited to the accounts of the Acquired Fund Shareholders on the books of such Acquiring Fund pursuant to paragraph
1.3. At the applicable Closing, each party shall deliver to the other party such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as the other party or its counsel may reasonably request.

    3.4 In the event that on the Valuation Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of the Acquiring Fund or the Acquired Fund (each, an "Exchange") shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of such Acquired Fund or such Acquiring Fund is impracticable (in the judgment of the Acquiring Entity
Board with respect to such Acquiring Fund and the Acquired Entity Board with respect to such Acquired
Fund), the Closing Date shall be postponed until the first Friday (that is also a business day) after the day when trading shall have been fully resumed and reporting shall have been restored.

4. REPRESENTATIONS AND WARRANTIES

    4.1 Except as has been fully disclosed to the Acquiring Entity in Schedule 4.1 of this Agreement, the Acquired Entity, on behalf of the Acquired Fund, represents and warrants to the Acquiring Entity and the Acquiring Fund as follows:

       (a)    Such Acquired Fund is duly established as
a series of the Acquired Entity, which is a
corporation duly organized, validly existing and in
good standing under the laws of the Commonwealth of
Massachusetts, with power under its Declaration of
Trust, as amended (the "Acquired Entity Charter"), to
own all of its assets and to carry on its business as
it is being conducted as of the date hereof.   The
Acquired Entity is duly qualified to do business as a foreign trust in each jurisdiction in which the conduct of its business makes such qualification necessary except where the failure to so qualify would not have a material adverse effect on the condition
(financial or otherwise), business, properties, net assets or results of operations of the Acquired
Entity. The Acquired Entity has all necessary federal, state and local authorization to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as set forth in paragraph 4.1(c).

       (b) The Acquired Entity is a registered open-end management investment company, and its registration with the Commission as an investment company under the 1940 Act, and the registration of the class of Acquired Fund Shares under the Securities
Act of 1933, as amended ("1933 Act"), is in full force and effect.

       (c)    No consent, approval, authorization, or
order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated herein, except such as may be required under the 1933 Act, the Securities
Exchange Act of 1934 ("1934 Act"), the 1940 Act, state securities laws and the Hart-Scott-Rodino Act.

       (d)    The current prospectus and statement of
additional information of such Acquired Fund (true and correct copies of which have been delivered to the Acquiring Entity) and each prospectus and statement of additional information of the Acquired Fund used during the three (3) years prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

       (e) On the Closing Date, the Acquired Entity, on behalf of such Acquired Fund, will have good and marketable title to such Acquired Fund's Assets and full right, power and authority to sell, assign, convey, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for the Assets, the Acquiring
Entity, on behalf of the Acquiring Fund, will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, excluding such restrictions as might arise under the 1933 Act.

       (f)    The Acquired Fund is not engaged
currently, and the execution, delivery and performance of this Agreement by the Acquired Entity, on behalf of such Acquired Fund, will not result, in a material violation of Massachusetts law or of the Acquired
Entity Charter or the by-laws of the Acquired Entity, or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired
Entity, on behalf of such Acquired Fund, is a party or by which it is bound, and the execution, delivery and performance of this Agreement by the Acquired Entity, on behalf of such Acquired Fund, will not result in the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquired Entity, on behalf of such Acquired Fund, is a party or by which it is bound.

       (g)    All material contracts or other
commitments of such Acquired Fund (other than this Agreement, certain investment contracts, including options, futures, swaps and forward contracts, the indemnification agreements of the current and former members of the Acquired Entity Board, and those contracts listed in Schedule 4.1) will terminate without liability to such Acquired Fund on or prior to the Closing Date. Each contract listed in Schedule
4.1 is a valid, binding and enforceable obligation of such Acquired Fund and, to the Acquired Fund's knowledge, the other parties thereto (assuming due authorization, execution and delivery by the other parties thereto) and the assignment by such Acquired
Fund to the Acquiring Fund of each such contract will not result in the termination of such contract, any breach or default thereunder by such Acquired Fund or the imposition of any penalty thereunder.

       (h)     No litigation or administrative
proceeding or investigation of or before any court or governmental body is presently pending or, to the Acquired Entity's knowledge, threatened against the Acquired Entity, with respect to such Acquired Fund or any of its properties or assets, that, if adversely determined, would materially and adversely affect its financial condition or the conduct of such Acquired
Fund's business. The Acquired Entity, on behalf of such Acquired Fund, is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects such Acquired Fund's business or the Acquired Entity's ability to consummate the transactions herein contemplated on behalf of such Acquired Fund.

       (i)    The Statement of Assets and Liabilities,
Statements of Operations and Changes in Net Assets and
Schedule of Investments of such Acquired Fund as at the last day of and for the most recently completed fiscal year of such Acquired Fund prior to the date of this Agreement, have been audited by KPMG LLP, independent registered public accounting firm, and are in accordance with accounting principles generally accepted in the United States of America ("GAAP") consistently applied, and such statements (true and correct copies of which have been furnished to the Acquiring Entity) present fairly, in all material respects, the financial condition of such Acquired
Fund as of such date and for such period in accordance with GAAP, and there are no known contingent, accrued or other liabilities of such Acquired Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date that are not disclosed therein.

       (j)    Since the last day of the most recently
completed fiscal year of such Acquired Fund prior to the date of this Agreement, there has not been any material adverse change in such Acquired Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness for money borrowed maturing more than one year from the date such indebtedness was incurred.
For the purposes of this subparagraph (j), a decline in net asset value per share of Acquired Fund Shares due to declines in market values of securities held by such Acquired Fund, the discharge of Acquired Fund liabilities, or the redemption of Acquired Fund Shares by shareholders of such Acquired Fund shall not constitute a material adverse change.

       (k)    All federal and other tax returns,
dividend reporting forms and other tax-related reports of such Acquired Fund required by law to have been filed (taking into account any extensions) shall have been timely filed (taking such extensions into account) and shall be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due from the Acquired Fund on said returns, forms and reports shall have been paid or provision shall have been made for the payment thereof and, to the best of the Acquired Entity's knowledge, no such return is currently under audit and no outstanding assessment has been asserted with respect to such returns.

       (l)    Such Acquired Fund is a separate series
of the Acquired Entity that is treated as a corporation separate from any and all other series of the Acquired Entity under Section 851(g) of the Code.
For each taxable year of its operation (including the current taxable year, assuming such year ends on the Closing Date), such Acquired Fund has met (or will meet) the requirements of Subchapter M of Chapter 1 of the Code for qualification and treatment as a "regulated investment company," has elected to be treated as such, and has been (or will be) eligible to compute and has computed (or will compute) its federal income tax under Section 852 of the Code. For each taxable year of its operation (including the current taxable year, assuming such year ends on the Closing
Date), such Acquired Fund will have distributed on or before the Closing Date substantially all of (a) its investment company taxable income (as defined in the Code) (computed without regard to any deduction for dividends paid), (b) the excess of its interest income excludable from gross income under Section 103(a) of the Code, if any, over its deductions disallowed under
Section 265 and Section 171(a)(2) of the Code, and (c) any net capital gain (as defined in the Code) (after reduction for any allowable capital loss carryover) that has accrued or been recognized, respectively, through the Closing Date such that for all tax periods ending on or before the Closing Date (and treating the current tax year as ending on the Closing Date) such Acquired Fund will not have any unpaid tax liability under Section 852 of the Code. For each calendar year of its operation (including the calendar year that includes the Closing Date), such Acquired Fund will have made such distributions, on or before the Closing
Date, as are necessary so that for all calendar years ending on or before the Closing Date, and for the calendar year that includes the Closing Date, such Acquired Fund will not have any unpaid tax liability under Section 4982 of the Code.

       (m)    All issued and outstanding Acquired Fund
Shares of such Acquired Fund are, and on the Closing
Date will be, duly authorized and validly and legally issued and outstanding, fully paid and non-assessable by the Acquired Entity and have been offered and sold in any state, territory or the District of Columbia in compliance in all material respects with applicable registration requirements of all applicable federal and state securities laws. All of the issued and outstanding Acquired Fund Shares of such Acquired Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of such Acquired Fund, as provided in paragraph 3.3. Such Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquired Fund Shares of such Acquired Fund, nor is there outstanding any security convertible into any of the Acquired Fund Shares of such Acquired Fund.

       (n)    The execution, delivery and performance
of this Agreement, and the transactions contemplated herein, have been duly authorized by all necessary action on the part of the Acquired Entity Board, on behalf of such Acquired Fund, and this Agreement constitutes a valid and binding obligation of the Acquired Entity, on behalf of such Acquired Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.

       (o)    The provisions of the Acquired Entity
Charter, the bylaws of the Acquired Entity, and Massachusetts law do not require the shareholders of the Acquired Entity, on behalf of the Acquired Fund, to approve this Agreement or the transactions contemplated herein in order for the Acquired Entity, on behalf of the Acquired Fund, to consummate the transactions contemplated herein with respect to the Acquired Fund.

       (p)     The information to be furnished by the
Acquired Entity, on behalf of such Acquired Fund, for use in the registration statement on Form N-1A of the Acquiring Entity with respect to the Acquiring Fund and other documents filed or to be filed with any federal, state or local regulatory authority, which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto.

    4.2 Except as has been fully disclosed to the Acquired Entity in Schedule 4.2 to this Agreement, the
Acquiring Entity, on behalf of the Acquiring Fund, represents and warrants to the Acquired Entity and the Acquired Fund as follows:

       (a)    Such Acquiring Fund is duly established
as a series of the Acquiring Entity, which is a
business trust duly organized, validly existing and in
good standing under the laws of the Commonwealth of
Massachusetts, with the power under the Acquiring
Entity's Declaration of Trust, as amended (the
"Acquiring Entity Charter"), to own all of the assets
of such Acquiring Fund and to carry on its business as
it is being conducted as of the date hereof.   The
Acquiring Entity is duly qualified to do business as a foreign trust in each jurisdiction in which the conduct of its business makes such qualification necessary except where the failure to so qualify would not have a material adverse effect on the condition
(financial or otherwise), business, properties, net assets or results of operations of the Acquiring
Entity. The Acquiring Entity has all necessary federal, state and local authorization to carry on its business as now being conducted and to fulfill the terms of this Agreement except as described in paragraph 4.2(c).

       (b)    The Acquiring Entity is a registered
open-end management investment company, and its registration with the Commission as an investment company under the 1940 Act, and the registration of the class of Acquiring Fund Shares under the 1933 Act, is in full force and effect or will be in full force and effect as of the Closing Date.

       (c)    No consent, approval, authorization, or
order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated herein, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities laws and the Hart-Scott-
Rodino Act.

       (d)    The current prospectus and statement of
additional information of such Acquiring Fund (true and correct copies of which have been delivered to the Acquired Entity) and each prospectus and statement of additional information of such Acquiring Fund used during the three (3) years prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

       (e)    Such Acquiring Fund is not engaged
currently, and the execution, delivery and performance of this Agreement by the Acquiring Entity, on behalf of such Acquiring Fund, will not result, in a material violation of Massachusetts law or the Acquiring Entity
Charter or the by-laws of the Acquiring Entity, or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Entity, on behalf of such Acquiring Fund, is a party or by which it is bound, and the execution, delivery and performance of this Agreement by the Acquiring Entity, on behalf of such Acquiring Fund, will not result in the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquiring Entity, on behalf of such Acquiring Fund, is a party or by which it is bound.

       (f)     No litigation or administrative
proceeding or investigation of or before any court or governmental body is presently pending or, to the Acquiring Entity's knowledge, threatened against the Acquiring Entity, with respect to such Acquiring Fund, or any of its properties or assets, that, if adversely determined, would materially and adversely affect its financial condition or the conduct of such Acquiring
Fund's business. The Acquiring Entity, on behalf of such Acquiring Fund, is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects such Acquiring Fund's business or the Acquiring Entity's ability to consummate the transactions herein contemplated on behalf of such Acquiring Fund.

       (g)    The Statement of Assets and Liabilities,
Statements of Operations and Changes in Net Assets and
Schedule of Investments of such Acquiring Fund as at the last day of and for the most recently completed fiscal year of such Acquiring Fund prior to the date of this Agreement, have been audited by KPMG LLP, independent registered public accounting firm, and are in accordance with GAAP consistently applied, and such statements (true and correct copies of which have been furnished to the Acquired Entity) present fairly, in all material respects, the financial condition of such Acquiring Fund as of such date and for such period in accordance with GAAP, and there are no known contingent, accrued or other liabilities of such Acquiring Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date that are not disclosed therein.

       (h)    Since the last day of the most recently
completed fiscal year of such Acquiring Fund prior to the date of this Agreement, there has not been any material adverse change in such Acquiring Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by such Acquiring Fund of indebtedness for money borrowed maturing more than one year from the date such indebtedness was incurred.
For the purposes of this subparagraph (h), a decline in net asset value per share of Acquiring Fund Shares due to declines in market values of securities held by such Acquiring Fund, the discharge of Acquiring Fund liabilities, or the redemption of Acquiring Fund
Shares by shareholders of such Acquiring Fund shall not constitute a material adverse change.

       (i)    All federal and other tax returns,
dividend reporting forms and other tax-related reports of such Acquiring Fund required by law to have been filed (taking into account any extensions) shall have been timely filed (taking such extensions into account) and shall be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due from the Acquiring Fund on said returns, forms and reports shall have been paid or provision shall have been made for the payment thereof and, to the best of the Acquiring Entity's knowledge, no such return is currently under audit and no outstanding assessment has been asserted with respect to such returns.

       (j) Such Acquiring Fund is a separate series of the Acquiring Entity that is treated as a corporation separate from any and all other series of the Acquiring Entity under Section 851(g) of the Code.
For each taxable year of its operation (including the taxable year that includes the Closing Date), such Acquiring Fund has met (or will meet) the requirements of Subchapter M of Chapter 1 of the Code for qualification and treatment as a "regulated investment company," has elected to be treated as such, and has been (or will be) eligible to compute and has computed
(or will compute) its federal income tax under Section
852 of the Code. For each taxable year of its operation ending prior to the Closing Date, such Acquiring Fund will have distributed (or will distribute pursuant to the provisions of Section 855 of the Code) substantially all of (a) its investment company taxable income (as defined in the Code)
(computed without regard to any deduction for dividends paid), (b) the excess of its interest income excludable from gross income under Section 103(a) of the Code, if any, over its deductions disallowed under
Section 265 and Section 171(a)(2) of the Code, and (c) any net capital gain (as defined in the Code) (after reduction for any capital loss carryover) such that for all tax periods ending prior to the Closing Date such Acquiring Fund will not have any unpaid tax liability under Section 852 of the Code. For each calendar year of its operation ending prior to the Closing Date, such Acquiring Fund will have made such distributions as are necessary so that for all calendar years ending prior to the Closing Date such Acquiring Fund will not have any unpaid tax liability under Section 4982 of the Code.

       (k)    All issued and outstanding Acquiring Fund
Shares are, and on the Closing Date will be, duly
authorized and validly and legally issued and
outstanding, fully paid and non-assessable by the
Acquiring Entity and will have been offered and sold
in any state, territory or the District of Columbia in
compliance in all material respects with applicable
registration requirements of all applicable federal
and state securities laws.   Such Acquiring Fund does
not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund
Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares. All of the Acquiring Fund Shares to be issued and delivered to the Acquired Entity, for the account of the Acquired Fund Shareholders, pursuant to this Agreement, will on the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly and legally issued Acquiring Fund
Shares and be fully paid and non-assessable by the Acquiring Entity.

       (l)    The execution, delivery and performance
of this Agreement, and the transactions contemplated herein, have been duly authorized by all necessary action on the part of the Acquiring Entity Board, on behalf of such Acquiring Fund, and this Agreement constitutes a valid and binding obligation of the Acquiring Entity, on behalf of such Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles.

       (m)    The information to be furnished by such
Acquiring Fund for use in the registration statement on Form N-1A of the Acquiring Entity with respect to the Acquiring Fund and other documents filed or to be filed with any federal, state or local regulatory authority, which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto, and shall not, as of the effective date of such registration statement, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not materially misleading.

5. COVENANTS

    The Acquired Entity, on behalf of the Acquired
Fund, and the Acquiring Entity, on behalf of the Acquiring Fund, respectively, hereby further covenant as follows:

    5.1 The Acquired Fund and the Acquiring Fund each will operate its business in the ordinary course and shall comply in all material respects with all applicable laws, rules and regulations between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and other distributions, and any other distribution that may be advisable.

    5.2 The Acquiring Fund Shares to be acquired by such Acquired Fund hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

    5.3    The Acquired Entity, on behalf of the
Acquired Fund, will assist the Acquiring Entity in obtaining such information as the Acquiring Entity reasonably requests concerning the beneficial ownership of the Acquired Fund Shares.

    5.4    Subject to the provisions of this
Agreement, the Acquiring Entity, on behalf of the Acquiring Fund, and the Acquired Entity, on behalf of the Acquired Fund, each will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

    5.5 Each of the Acquiring Entity, on behalf of the Acquiring Fund, and the Acquired Entity, on behalf of the Acquired Fund, will use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.

    5.6    The Acquired Entity, on behalf of the
Acquired Fund, will, from time to time, as and when reasonably requested by the Acquiring Entity, execute and deliver or cause to be executed and delivered all such assignments and other instruments and will take or cause to be taken such further action as the Acquiring Entity, on behalf of the Acquiring Fund, may reasonably deem necessary or desirable in order to vest in and confirm (a) the Acquired Entity's title to and possession of the Acquiring Fund Shares to be delivered hereunder and (b) the Acquiring Entity's title to and possession of all the Assets and to otherwise to carry out the intent and purpose of this Agreement.

    5.9    The Acquiring Entity, on behalf of the
Acquiring Fund, will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.

6. CONDITIONS PRECEDENT TO
OBLIGATIONS OF THE ACQUIRED
FUND

    The obligations of the Acquired Entity, on behalf of the Acquired Fund, to consummate the transactions provided for herein shall be subject, at the Acquired
Entity's election, to the following conditions:

    6.1 All representations and warranties of the Acquiring Entity, on behalf of such Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing
Date, with the same force and effect as if made on and as of the Closing Date.

    6.2    The Acquiring Entity, on behalf of such
Acquiring Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Acquiring Entity, on behalf of such Acquiring Fund, on or before the Closing Date.

    6.3    The Acquiring Entity, on behalf of such
Acquiring Fund, shall have executed and delivered an assumption of the Liabilities of the Acquired Fund and all such other agreements and instruments as the Acquired Entity may reasonably deem necessary or desirable in order to vest in and confirm (a) such Acquired Fund's title to and possession of the Acquiring Fund Shares to be delivered hereunder and
(b) the Acquiring Entity's assumption of all of the Liabilities and to otherwise to carry out the intent and purpose of this Agreement.

    6.4    The Acquiring Entity, on behalf of such
Acquiring Fund, shall have delivered to such Acquired
Fund a certificate executed in the name of the Acquiring Entity, on behalf of such Acquiring Fund, by the Acquiring Entity's President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Acquired Entity and dated as of the Closing Date, as to the matters set forth in paragraphs 6.1 and 6.2 and as to such other matters as the Acquired Entity shall reasonably request.

    6.5    The Acquiring Entity, on behalf of such
Acquiring Fund, and the Acquired Entity, on behalf of the Acquired Fund, shall have agreed on the number of full and fractional Acquiring Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.

7. CONDITIONS PRECEDENT TO
OBLIGATIONS OF THE ACQUIRING
FUND

    The obligations of the Acquiring Entity, on behalf of the Acquiring Fund, to consummate the transactions provided for herein shall be subject, at the Acquiring
Entity's election, to the following conditions with respect to the applicable Acquiring Fund:

    7.1 All representations and warranties of the Acquired Entity, on behalf of such Acquired Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing
Date, with the same force and effect as if made on and as of the Closing Date.

    7.2    The Acquired Entity, on behalf of such
Acquired Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Acquired Entity, on behalf of such Acquired Fund, on or before the Closing Date.

    7.3 The Acquired Entity shall have delivered to the Acquiring Entity, on behalf of such Acquiring
Fund, a Statement of Assets and Liabilities of the Acquired Fund as of the Closing Date, including a schedule of investments, certified by the Treasurer of the Acquired Entity on behalf of such Acquired Fund.
The Acquired Entity, on behalf of such Acquired Fund, shall have executed and delivered all such assignments and other instruments of transfer as the Acquiring
Entity may reasonably deem necessary or desirable in order to vest in and confirm (a) the Acquired Fund's title to and possession of the Acquiring Fund Shares to be delivered hereunder and (b) the Acquiring Fund's title to and possession of all the Assets and to otherwise to carry out the intent and purpose of this Agreement.

    7.4    The Acquired Entity, on behalf of such
Acquired Fund, shall have delivered to the Acquiring
Entity a certificate executed in the name of the Acquired Entity, on behalf of such Acquired Fund, by the Acquired Entity's President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Acquiring Entity and dated as of the Closing Date, as to the matters set forth in paragraphs 7.1 and 7.2 and as to such other matters as the Acquiring Entity shall reasonably request.

    7.5    The Acquired Entity, on behalf of such
Acquired Fund, and the Acquiring Entity, on behalf of the Acquiring Fund, shall have agreed on the number of full and fractional Acquiring Fund Shares to be issued by such Acquiring Fund in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.

8. FURTHER CONDITIONS PRECEDENT
TO OBLIGATIONS OF THE
ACQUIRING FUND AND THE
ACQUIRED FUND

    If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Acquired Entity, on behalf of the Acquired Fund, or the Acquiring Entity, on behalf of the Acquiring Fund, the other party to this Agreement shall be entitled on behalf of the Acquired Fund or Acquiring Fund, as applicable, at its option, to refuse to consummate the transactions contemplated by this Agreement with respect to the Acquired Fund and its Acquiring Fund:

    8.1 On the applicable Closing Date, no court or governmental agency of competent jurisdiction shall have issued any order that remains in effect and that restrains or enjoins the Acquired Entity, with respect to such Acquired Fund, or the Acquiring Entity, with respect to such Acquiring Fund, from completing the transactions contemplated by this Agreement.

    8.2 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities deemed necessary by the Acquiring Entity or the Acquired Entity to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of such Acquiring Fund or such Acquired Fund, provided that either party hereto may for itself waive any of such conditions.

    8.3    The registration statement of the Acquiring
Entity with respect to Institutional Shares of the Acquiring Fund shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending.

    8.4 The parties shall have received the opinion of Bingham McCutchen LLP, dated the Closing Date, substantially to the effect that, based upon certain facts, assumptions and representations and upon certifications made by the Acquired Entity, on behalf of the applicable Acquired Fund, the Acquiring Entity, on behalf of the applicable Acquiring Fund, and their respective authorized officers, (i) the Reorganization will constitute a reorganization within the meaning of
Section 368(a) of the Code, and the Acquired Fund and the Acquiring Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by such Acquiring Fund upon receipt of the Assets of the Acquired Fund solely in exchange for the Acquiring
Fund Shares and the assumption by such Acquiring Fund of the Liabilities of the Acquired Fund; (iii) the basis in the hands of such Acquiring Fund of the Assets of such Acquired Fund will be the same as the basis of such Assets in the hands of the Acquired Fund immediately prior to the transfer, increased by the amount of gain (or decreased by the amount of loss), if any, recognized by the Acquired Fund upon the transfer; (iv) the holding period of each Asset in the hands of such Acquiring Fund will include the period during which the Asset was held by such Acquired Fund
(except where investment activities of the Acquiring
Fund have the effect of reducing or eliminating the holding period with respect to an asset); (v) no gain or loss will be recognized by such Acquired Fund upon the transfer of its Assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities of the Acquired Fund, or upon the distribution of the Acquiring Fund Shares by the Acquired Fund to its shareholders in complete liquidation except for (A) any gain or loss that may be recognized with respect to contracts subject to Section 1256 of the Code, (B) any gain that may be recognized on the transfer of stock in a "passive foreign investment company" as defined in Section 1297(a) of the Code and (C) any other gain or loss that may be required to be recognized as a result of the closing of the Acquired
Fund's taxable year or upon the transfer of an Asset regardless of whether such transfer would otherwise be a non-taxable transaction under the Code; (vi) no gain or loss will be recognized by the Acquired Fund
Shareholders of such Acquired Fund upon the exchange of their Acquired Fund Shares solely for the Acquiring
Fund Shares of the Acquiring Fund as part of the Reorganization; (vii) the aggregate basis of the Acquiring Fund Shares that each Acquired Fund
Shareholder receives in connection with the transaction will be the same as the aggregate basis of his or her Acquired Fund Shares exchanged therefor;
and (viii) an Acquired Fund shareholder's holding period for his or her Acquiring Fund Shares will include the period for which he or she held the Acquired Fund Shares exchanged therefor, provided that he or she held such Acquired Fund Shares as capital assets on the date of the exchange. The delivery of such opinion is conditioned upon the receipt by Bingham McCutchen LLP of representations it shall request of the Acquiring Entity and the Acquired
Entity. Notwithstanding anything herein to the contrary, neither the Acquiring Entity nor the Acquired Entity may waive the condition set forth in this paragraph 8.4.

    8.5     The Acquiring Entity, on behalf of the
Acquiring Fund, shall have received on the applicable
Closing Date an opinion of Bingham McCutchen LLP, in a form reasonably satisfactory to the Acquiring Entity, and dated as of the Closing Date, substantially to the effect that, based upon certain facts and certifications made by the Acquired Entity, on behalf of the Acquired Fund, and its authorized officers: (a) the Acquired Entity is a business trust validly existing under the laws of the Commonwealth of Massachusetts; (b) the Acquired Entity, with respect to the Acquired Fund, has the power as a business trust to carry on its business as presently conducted in accordance with the description thereof in the Acquired Entity's registration statement as an open-end investment company registered under the 1940 Act;
(c) this Agreement has been duly authorized, executed and, so far as known to such counsel, delivered by the Acquired Entity, on behalf of the Acquired Fund, and assuming due authorization, execution and delivery of this Agreement by the Acquiring Entity, on behalf of such Acquiring Fund, constitutes a valid and legally binding obligation of the Acquired Entity, on behalf of the Acquired Fund, enforceable against the Acquired
Entity in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and laws of general applicability relating to or affecting creditors' rights and to general equity principles
(whether in a proceeding under equity or at law);
provided that such counsel shall be entitled to state that it expresses no opinion with respect to the validity, binding effect or enforceability of any contractual provisions purporting to provide indemnification of any person for any claims, damages, liabilities or expenses which may be limited by any applicable federal or state securities laws or as a matter of public policy; and (d) the execution and delivery of this Agreement did not, and the transfer of the Assets for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities pursuant to this Agreement will not, violate the Acquired Entity Charter or the by-laws of the Acquired
Entity. Such opinion may state that it is solely for the benefit of the Acquiring Entity and the Acquiring
Entity Board. Such opinion may contain such assumptions and limitations as shall be in the opinion of Bingham McCutchen LLP appropriate to render the opinions expressed therein.

    8.6     The Acquired Entity, on behalf of the
Acquired Fund, shall have received on the applicable
Closing Date an opinion of Bingham McCutchen LLP, in a form reasonably satisfactory to the Acquired Entity, and dated as of the Closing Date, substantially to the effect that, based upon certain facts and certifications made by the Acquiring Entity, on behalf of the Acquiring Fund and its authorized officers: (a) the Acquiring Entity is a business trust validly existing under the laws of the Commonwealth of Massachusetts; (b) the Acquiring Entity, with respect to the Acquiring Fund, has the power as a business trust to carry on its business as presently conducted in accordance with the description thereof in the Acquiring Entity's registration statement as an open-end investment company registered under the 1940 Act;
(c) this Agreement has been duly authorized, executed and, so far as is known to such counsel, delivered by the Acquiring Entity, on behalf of the Acquiring Fund, and assuming due authorization, execution and delivery of this Agreement by the Acquired Entity, on behalf of such Acquired Fund, constitutes a valid and legally binding obligation of the Acquiring Entity, on behalf of the Acquiring Fund, enforceable against the Acquiring Entity in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and laws of general applicability relating to or affecting creditors' rights and to general equity principles
(whether in a proceeding under equity or at law);
provided that such counsel shall be entitled to state that it expresses no opinion with respect to the validity, binding effect or enforceability of any contractual provisions purporting to provide indemnification of any person for any claims, damages, liabilities or expenses which may be limited by any applicable federal or state securities laws or as a matter of public policy; and (d) the execution and delivery of this Agreement did not, and the issuance of the Acquiring Fund Shares and the assumption of the Liabilities in exchange for the transfer of the Assets pursuant to this Agreement will not, violate the Acquiring Entity Charter or the by-laws of the Acquiring Entity. Such opinion may state that it is solely for the benefit of the Acquired Entity and the Acquired Entity Board. Such opinion may contain such assumptions and limitations as shall be in the opinion of Bingham McCutchen LLP appropriate to render the opinions expressed therein.

9. INDEMNIFICATION

    9.1    The Acquiring Entity, out of the Acquiring
Fund's assets and property (including any amounts paid to the Acquiring Fund pursuant to any applicable liability insurance policies or indemnification agreements) agrees to indemnify and hold harmless the Acquired Entity and the members of the Acquired Entity
Board and its officers from and against any and all losses, claims, damages, liabilities or expenses
(including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquired Entity and those board members and officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Acquiring Entity, on behalf of the Acquiring Fund, of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Acquiring Entity or the members of the Acquiring Entity Board or its officers prior to the Closing Date, provided that such indemnification by the Acquiring Entity is not (i) in violation of any applicable law or (ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

	9.2    The Acquired Entity, out of the Acquired
Fund's assets and property (including any amounts paid to the Acquired Fund pursuant to any applicable liability insurance policies or indemnification agreements) agrees to indemnify and hold harmless the Acquiring Entity and the members of the Acquiring
Entity Board and its officers from and against any and all losses, claims, damages, liabilities or expenses
(including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquiring Entity and those board members and officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Acquired Entity, on behalf of the Acquired Fund, of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Acquired Entity or the members of the Acquired Entity Board or its officers prior to the Closing Date, provided that such indemnification by the Acquired Entity is not (i) in violation of any applicable law or (ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

10.   BROKER FEES AND EXPENSES

    10.1    The Acquiring Entity, on behalf of the
Acquiring Fund, and the Acquired Entity, on behalf of the Acquired Fund, represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

    10.2    Domini Social Investments, LLC will pay
all the costs of the Reorganization. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses
(without reimbursement by another person) if and to the extent that the payment by another person of such expenses would prevent such party from being treated as a "regulated investment company" under the Code or would prevent the Reorganization from qualifying as a tax-free reorganization.

11.   ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

    11.1    The Acquiring Entity and the Acquired
Entity agree that neither party has made any representation, warranty or covenant, on behalf of the Acquiring Fund or the Acquired Fund, respectively, not set forth herein and that this Agreement constitutes the entire agreement between the parties.

    11.2    The covenants to be performed after the
Closing by both the Acquiring Entity and the Acquired
Entity, and the obligations of the Acquiring Entity, on behalf of the Acquiring Fund, in Article 9, shall survive the Closing. All other representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder and shall terminate on the Closing.

12.   TERMINATION

    This Agreement may be terminated and the transactions contemplated hereby may be abandoned with respect to any Acquiring Fund or Acquired Fund at any time prior to the Closing Date with respect to the applicable Reorganization by resolution of either the Acquiring Entity Board or the Acquired Entity Board, if circumstances should develop that, in the opinion of that Board, make proceeding with the Agreement inadvisable with respect to such Acquiring Fund or such Acquired Fund, respectively. Any such termination resolution to be effective shall be promptly communicated to the other party and, in any event, prior to the Closing Date. The termination of this Agreement with respect to the Acquired Fund or its Acquiring Fund shall not affect the continued effectiveness of this Agreement with respect to any other Acquired Fund or Acquiring Fund, nor shall it affect the rights and obligations of any party in respect of any breach of this Agreement occurring prior to such termination.

13.   AMENDMENTS

    This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of the Acquired Entity and the Acquiring Entity; provided, however, that following the meeting of the Acquired
Fund shareholders called by the Acquired Fund pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to Acquired Fund shareholders under this Agreement to the detriment of such shareholders without their further approval.



14.   NOTICES

    Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail), personal service or prepaid or certified mail addressed to the Acquiring Entity or the Acquired Entity, at its address set forth in the preamble to this Agreement, in each case to the attention of its President.

15.    HEADINGS; COUNTERPARTS; GOVERNING LAW;
SEVERABILITY; ASSIGNMENT; LIMITATION OF  LIABILITY

    15.1    The Article headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    15.2     This Agreement may be executed in any
number of counterparts, each of which shall be deemed an original.

    15.3    This Agreement shall be governed by and
construed and interpreted in accordance with the internal laws of the State of New York.

    15.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

    15.5    The warranties, representations and
agreements contained in this Agreement made by the Acquired Entity, on behalf of the Acquired Fund, are made on a several (and not joint, or joint and several) basis. Similarly, the warranties, representations and agreements contained in this Agreement made by the Acquiring Entity, on behalf of the Acquiring Fund, are made on a several (and not joint, or joint and several) basis.

    15.6    Consistent with the Acquiring Entity
Charter, the obligations of the Acquiring Entity with respect to the Acquiring Fund entered into in the name or on behalf of the Acquiring Entity by any of its Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Acquiring Entity, personally, but bind only the assets of the Acquiring
Entity belonging to the Acquiring Fund, and all persons dealing with any series or funds of the Acquiring Entity must look solely to the assets of the Acquiring Entity belonging to such series or fund for the enforcement of any claims against the Acquiring
Entity.

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

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer.

DOMINI SOCIAL INVESTMENT TRUST,
on behalf of DOMINI SOCIAL EQUITY FUND

By:	/s/ Amy L. Thornton
Name:	Amy L. Thornton
Title: 	President

DOMINI INSTITUTIONAL TRUST,
on behalf of DOMINI INSTITUTIONAL SOCIAL EQUITY FUND

By:	/s/ Amy L. Thornton
Name:	Amy L. Thornton
Title: 	President

Solely for purposes of paragraph 10.2 of the
Agreement:

DOMINI SOCIAL INVESTMENTS, LLC

By:	/s/ Carole M. Laible
Name:	Carole M. Laible
Title: 	President and Chief Operating Officer

SCHEDULE 4.1

None

SCHEDULE 4.2

None
	-3-